Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of ATI Physical Therapy, Inc. of our report dated March 1, 2022 relating to the financial statements and financial statement schedule, which appears in ATI Physical Therapy, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
August 10, 2022